Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces Pricing of $9,387,750 of Notes Due 2025

COS COB, CT – December 18, 2020 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE) (the “Company”), one of the largest operators of streaming advertising-supported video-on-demand (AVOD) networks, today announced the pricing of its underwritten public offering of an aggregate principal amount of $9,387,750 9.5% Notes due 2025 (“Notes”). In addition, the Company has granted the underwriters a 30-day option to purchase additional Notes having an aggregate principal amount of up to $1,408,150 to cover overallotments, if any. The Notes will be issued in minimum denominations of $25.00 and integral multiples of $25.00. The offering is expected to close on or about December 22, 2020. This is a follow-on offering to the Notes issued by the Company in July 2020. The Notes trade on Nasdaq under the symbol “CSSEN”. The Notes will not be convertible into or exchangeable for any of the Company’s other securities. Interest payments will be made quarterly in arrears on March 31, June 30, September 30, and December 31 each year, beginning March 31, 2021. The Company can redeem the Notes, in whole or in part, at any time on or after July 31, 2022 or upon a change of control at the redemption price of par plus accrued interest.

Net proceeds to the Company, after underwriting discounts and expenses, but without giving effect to any exercise of the underwriter’s option, is estimated to be $8,576,496 and will be used as described in the final prospectus.

Ladenburg Thalmann & Co. Inc. is acting as bookrunning manager of the offering.

The offering is being made pursuant to a registration statement on form S-1 (SEC File No. 333-251202) (“Registration Statement”) declared effective by the Securities and Exchange Commission on December 17, 2020 and a preliminary prospectus thereto. A final prospectus relating to the offering will be filed with the Securities and Exchange Commission. When available, copies of the final prospectus may be obtained electronically from the Securities and Exchange Commission at www.sec.gov or from any of the underwriters, including the offices of:

Ladenburg Thalmann & Co.
Attn: Syndicate Department
277 Park Avenue, 26th Floor
New York, NY 10172
212-409-2000
Email: prospectus@ladenburg.com

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) operates streaming video-on-demand networks (VOD). The company owns Crackle Plus, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The company also acquires and distributes video content through its Screen Media subsidiary and produces original long and short-form content through Landmark Studio Group, its Chicken Soup for the Soul Originals division and APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2020) and uncertainties which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

csse@ellipsisir.com

(646) 776-0886

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561